Exhibit 10.3

FORM OF BUSINESS ADVISOR AGREEMENT

This Advisor Agreement (this “Agreement”) is entered into as of [•], 2025 (the “Effective Date”) by and between SovereignAI Services LLC, a Delaware limited liability company (together with its parent company, OceanPal Inc. (“OceanPal”), the “Company”), and [•] (the “Advisor”).

RECITALS

A. The Company is implementing a NEAR digital asset treasury strategy.

B.  In connection with the ongoing strategy, execution, and operation of the digital asset treasury strategy, the Company desires to engage the Advisor to provide the Services, and the Advisor desires to provide the Services, in each case on the terms and conditions of this Agreement.

1. Engagement; Services

1.1 Role. The Company engages Advisor as a non-employee Advisor to provide the services described in Exhibit A (the “Services”).

1.2 Standard. Advisor will perform the Services in a professional and workmanlike manner consistent with industry practice.

1.3 Independent Contractor; No Authority. Advisor is an independent contractor and has no authority to bind the Company or otherwise commit the Company to any contract, representation, warranty, liability, debt, or obligation, and will not hold out as having such authority. Without prior written authorization, Advisor shall not make public statements on behalf of the Company, enter into agreements, or incur expenses or obligations in its name. Nothing in this Agreement creates any agency, partnership, joint venture, employment, investment advisor, investment management, or fiduciary relationship between the parties or any of their respective affiliates. The Company acknowledges that it is not relying on the Advisor as a fiduciary or for investment advice, and that all decisions made by the Company are based on its own independent evaluation and judgment. The Advisor does not, and shall not, provide investment advice to the Company, nor shall any of the Services rendered under this Agreement be construed as investment advice, investment management, or a solicitation to buy or sell any security or financial instrument. The Company further acknowledges and agrees that it shall not be considered an “advisory client” of the Advisor for purposes of the Investment Advisers Act (the “Advisers Act”) or any other applicable securities law and shall not be entitled to the protections afforded to advisory clients thereunder.

2. Term; Termination

2.1 Term. The term commences on the Effective Date and continues until the second (2nd) anniversary of the Effective Date, unless terminated earlier under Section 2.2.

2.2  Termination for Material Breach. Either party may terminate this Agreement, effective immediately upon written notice, for material breach of this Agreement by the other party hereto that is not cured within five (5) business days after written notice thereof. Material breaches of this Agreement include, but are not limited to, (i) fraud, willful misconduct, or gross negligence by Advisor; (ii) material breach of this Agreement or of applicable law; (iii) breach of confidentiality or use of material non-public information; (iv) failure to disclose and resolve conflicts of interest; (v) any act or omission that results in a regulatory bar, sanction, or disqualification event materially impairing Advisor’s ability to perform the Services; or (vi) the failure of Advisor to provide the Services in accordance with this Agreement, as determined by the Company in its good faith discretion.

2.3 Effect. Upon termination of this Agreement, Advisor shall cease providing the Services on the effective date of such termination. Termination shall not affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination, which shall survive any expiration or termination of this Agreement.

3. Compensation

3.1 Restricted Stock Award. On the Effective Date (the “Vesting Commencement Date”) or promptly thereafter, as the sole compensation for the Services, the Company shall issue to Advisor an award of restricted stock (the “Award”) in the number of shares of OceanPal common stock identified on Exhibit B on the term and conditions and subject to the terms set forth in this Section 3.

3.2 Vesting. The shares subject to the Award will vest over the period of time listed in Exhibit B, with no vesting during the Initial Service Period (identified in Exhibit B), and upon completion of the Initial Service Period, the Award shall vest in equal monthly installments over the number of months specified in Exhibit B, subject to Advisor’s continuous Services to the Company and good standing through each applicable vesting date. Notwithstanding the foregoing, upon the occurrence of a change in control of the Company, 100% of the Award shall vest as of the date of the change in control.

3.3. Repurchase. If Service terminates before full vesting of the Award, the unvested portion of the Award shall be subject to the Company’s repurchase at the original purchase price or forfeiture, at the Board of Directors of OceanPal’s sole discretion. The Board of Directors of OceanPal (or its delegate) may accelerate release in its discretion (including upon termination without cause, death, or disability).

3.4 Adjustments; Policies; Transfer. The Award is subject to adjustment for equity splits and similar events, the applicable equity plan (if any), right-of-first-refusal and market-standoff/lock- up provisions, and the Company’s written policies (including insider-trading/crypto-trading and any clawback policy).

3.5 No Transaction-Based Compensation. Advisor is not acting as a broker-dealer and will not receive transaction-based compensation or engage in any activity requiring broker-dealer registration. Any investor solicitation will be handled under a separate agreement by a registered placement agent, if applicable.

3.6 Expenses. The Company will reimburse reasonable, pre-approved, and documented out- of-pocket expenses incurred in performing the Services, consistent with applicable policy.

3.7 Taxes. The Company shall not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on the Advisor’s behalf. However, the Company may file informational returns with the appropriate federal and state agencies regarding such payments. The Advisor is solely responsible for the payment of all taxes and contributions on the Advisor’s behalf.

3.8 Lockup Restrictions. The Award shall be subject to all lockup, market standoff, and transfer restrictions imposed by applicable securities laws and exchange rules. A legend may be placed on any certificate(s) or other document(s) delivered to Advisor indicating restrictions on transferability of the Award shares of pursuant to this Agreement or any other restrictions that the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Award shares are then listed or quoted.

4. Confidentiality; IP; Conflicts

4.1 Confidentiality. Advisor will keep all Confidential Information strictly confidential and use it solely to perform the Services, except as required by law or regulator. “Confidential Information” means all non-public information relating to NEAR, the Company, target companies, financial data, strategic plans and strategies, trading or investment strategies, systems, methodologies and results, investment positions, risk management models, revenue models, quantitative and other strategies and methodologies, procedures and techniques, pricing and other financial information, lists of investors, vendors and suppliers, any confidential information of any such investors, vendors or suppliers, and any other proprietary information and processes furnished or disclosed (whether written or orally) by the Company or learned in connection with the Services.

4.2 Work Product. To the extent any protectable work product is created for the Company, it is a work-made-for-hire or is assigned to the Company.

4.3 Conflicts. Advisor will promptly disclose any actual or potential conflict of interest. Advisor shall not undertake such conflicting engagement without the Company’s prior written consent..

4.4 Survival. The obligations under this Section 4 shall survive the termination or expiration of this Agreement for a period of two (2) years; provided that with respect to trade secrets, such obligations shall survive for so long as such information remains a trade secret under applicable law.

5. Representations and Warranties.

5.1 Mutual Representations. Each party hereto represents and warrants to each other that: (a) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; and (b) its performance under this Agreement will not violate any applicable laws or regulations.

5.2 Advisor Representations. The Advisor is not registered or licensed as an investment adviser, broker-dealer, or other regulated financial institution under the Advisers Act, the U.S. Securities Exchange Act of 1934, or any other applicable securities laws.

5.3 Warranty Disclaimer. Except as expressly set forth in this Agreement, the parties hereto make no warranties, express or implied, including any warranties of merchantability, fitness for a particular purpose, or non-infringement.

6. Compliance; MNPI

Advisor will comply with applicable laws and shall adopt and maintain internal policies and procedures reasonably acceptable to the Company with respect to the foregoing. Advisor shall not trade and shall cause its affiliates and personnel not to trade, in such assets while in possession of material non-public information concerning the Company.

7. Indemnification; Limitation

7.1 Indemnity (Company). The Company will defend and indemnify Advisor and its affiliates, and their respective directors, officers, employees, and agents from claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees)arising from Services performed at its direction, except to the extent arising from Advisor’s gross negligence or willful misconduct.

7.2 Indemnity (Advisor). Advisor will defend and indemnify the Company, and their affiliates, and their respective directors, officers, employees, and agents from claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees)arising from Advisor’s breach of this Agreement arising from or relating to: (i) any material breach of this Agreement by Advisor; (ii) advisor’s gross negligence, willful misconduct, or violation of law; (iii) any regulatory violations or governmental investigations arising from Advisor’s actions or omissions; (d) any material misrepresentations made by Advisor to investors, target companies, or other third parties; (e) any material conflicts of interest not properly disclosed in writing to NEAR; and (f) any violations of securities laws, crypto regulations, or other applicable laws arising from or related to Advisor’s performance of Services.

7.3 Limitation. Neither party hereto shall be liable for indirect, special, or consequential damages. The limitations of this Section shall not apply to liability arising from (i) indemnification obligations, (ii) confidentiality and intellectual property obligations, or (iii) fraud, willful misconduct, or gross negligence. The right of any party to indemnification as provided herein shall be cumulative of, and in addition to, any and all rights to which such party may otherwise be entitled by contract or as a matter of law or equity and shall extend to such party’s successors, assigns and legal representatives. Nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any applicable law.

7.4 Procedures. Promptly after receipt of notice of any claim or of the commencement of any action or proceeding involving a claim, the indemnified party shall give written notice to the indemnifying party of the receipt of such claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The parties and their counsel shall cooperate in responding to, defending and endeavoring to settle any proceedings or claims that may be subject to indemnification pursuant to this Section 7. Without limiting the generality of the immediately preceding sentence, the indemnifying party shall be entitled to participate in and to assume the defense thereof to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense thereof, the indemnifying party shall not be liable for expenses subsequently incurred by the indemnified party without the consent of the indemnifying party (which shall not be unreasonably withheld) in connection with the defense thereof. Without the indemnified party’s consent, the indemnifying party will not consent to entry of any judgment in or enter into any settlement of any such action or proceeding which does not include as an unconditional term thereof the giving by every claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

8. Publicity

The Parties shall not announce Advisor’s engagement without mutual written consent, except as required by law or stock-exchange rules.

9. General

9.1 Assignment. Any assignment of this Agreement (in whole or in part) requires the non- assigning party’s written consent and any attempt to assign this Agreement or any of the rights or obligations herein other than pursuant to the terms hereof shall be null and void.

9.2 Governing Law; Exclusive Forum. This Agreement is governed by the laws of the State of Delaware, without regard to conflicts principles. The parties irrevocably and exclusively submit to the state and federal courts located in the State of Delaware for any action arising out of or relating to this Agreement, and waive any objection to venue or forum non conveniens.

9.3 Entire Agreement; Amendments. This Agreement (with Exhibit A and any definitive award documents) is the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may be amended only by a signed writing by both parties hereto.

9.4 Counterparts; E-Signatures. This Agreement may be executed in counterparts and by electronic signature.

9.5 Waivers. Each party may by written consent waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver of any such right constitute any further waiver of such or any other right hereunder. No waiver of any right by any party hereto shall be construed as a waiver of the same or any other right at any other time.

9.6  Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class mail or sent by courier or by email (including email with an attached PDF) or other electronic transmission with confirmation of transmission to the other party at the address set forth below or to such other address as a Party may from time to time specify to the other party by such notice hereunder.

If to the Advisor:
[•]
Email: [•]

If to the Company:

[•]

Any such communications, notices, instructions or disclosures shall be deemed duly given when deposited by first class mail address as provided above, when delivered to such address by courier or when sent by email (including email with an attached PDF) or other electronic transmission (with the receipt confirmed).

9.7 Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays or defects arise out of causes beyond the control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, tariffs, government regulations or executive orders, disabling strikes, epidemics, pandemics, quarantine restrictions and freight embargoes.

9.8 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

9.9 Specific Performance. All rights, remedies and powers of a party are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereby or any laws now existing or hereafter enacted. Each party acknowledges and agrees that if it breaches any obligations hereunder, the other party may suffer immediate and irreparable harm for which monetary damages alone shall not be a sufficient remedy, and that in addition to all other remedies that the nonbreaching party may have, the nonbreaching party shall be entitled to seek injunctive relief, specific performance or any other form of relief in a court of competent jurisdiction, including, but not limited to, equitable relief, to remedy a breach or threatened breach hereof by the breaching party and to enforce this Agreement, and the breaching party hereby waives any and all defenses and objections it may have on grounds of jurisdiction and venue, including, but not limited to, lack of personal jurisdiction and improper venue, and waives any requirement for the securing or posting of any bond in connection with such remedy or to prove the inadequacy of monetary damages.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the Effective Date.

SOVEREIGNAI SERVICES LLC

Signature:	[•]

Name:	[•]

Title:	[•]

ADVISOR:

Signature:	[•]

Name:	[•]

Exhibit A — Services
[•]

Exhibit B – Awards

Grantee	Total Award Shares	Initial Service Period (No Vesting)	Monthly Vesting Period (Linear Vesting)	Monthly Installment (Base)
[•]	[•]	[•]	[•]	[•]